UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 23, 2022, Radius Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ginger Acquisition, Inc., a Delaware corporation (“Parent”), a subsidiary jointly owned by Gurnet Point Capital, LLC and Patient Square Capital, and Ginger Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase each issued and outstanding share (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in exchange for (x) an amount in cash equal to $10.00, without interest and less applicable tax withholdings (the “Cash Consideration”), and (y) one contractual contingent value right (a “CVR”) that will represent the right to receive a contingent payment of $1.00 (without interest thereon) upon the achievement of certain conditions described under the “Contingent Value Right Agreement” section below, pursuant to a Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into between Parent and a rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) (the Cash Consideration and one CVR, collectively, the “Offer Price”). Subject to the terms and conditions of the Merger Agreement, if certain conditions are satisfied and the Offer closes, Parent would acquire any remaining shares in connection with a merger of Purchaser with and into the Company (the “Merger”), with the Company being the surviving corporation. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a stockholder vote promptly following consummation of the Offer.

At the effective time of the Merger (the “Effective Time”), each:

1)

Share issued and outstanding immediately prior to the Effective Time (other than (i) each Share held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company and each Share owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser immediately prior to the Effective Time or (ii) Shares outstanding immediately prior to the Effective Time and held by stockholders who are entitled to demand, and properly demand, appraisal for such Shares in accordance with Section 262 of the DGCL) will be converted into the right to receive the Offer Price, without interest (the “Merger Consideration”);

2)

(i) Company stock option (“Company Stock Option”), Company restricted stock unit (“Company RSU”) and Company performance stock unit (“Company PSU” and, together with the Company RSUs, the “Company Equity Awards”) that is outstanding and unvested immediately prior to the Effective Time that vests solely based on the holder’s continued employment or service, will vest in full, and (ii) Company Stock Option and Company Equity Award that does not vest solely based on the holder’s continued employment or service, will vest (in part or in full) based on achievement of the specified performance in accordance with the terms and conditions of the Company Stock Option or Company Equity Award, as applicable, and the terms of the Merger Agreement and the unvested portion of each such award will be cancelled for no consideration;

3)

(i) Company Stock Option that has an exercise price per Share that is less than the Offer Price (an “In-the-Money Option”) that is outstanding will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), (A) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Cash Consideration over the applicable exercise price per Share under such Company Stock Option, and (B) one CVR for each Share subject thereto (the “Option Consideration”), and (ii) each Company Stock Option that is not an In-

the-Money Option will be cancelled for no consideration. As of the Effective Time, all holders of Company Stock Options will cease to have any rights with respect thereto, except the right to receive the Option Consideration in accordance with the Merger Agreement; and

4)

Company Equity Award that is outstanding will be cancelled, and the holder of such cancelled Company Equity Award will be entitled, in exchange therefor, to receive (without interest) (A) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of Shares subject to (or deliverable under) such Company Equity Award immediately prior to the Effective Time multiplied by (y) the Cash Consideration, and (B) one CVR for each Share subject thereto.

Consummation of the Offer is subject to certain conditions, including: (i) immediately prior to the expiration of the Offer (as extended in accordance with the Merger Agreement) the number of Shares validly tendered, and not validly withdrawn, is at least one more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer (the “Minimum Condition”); (ii) immediately prior to the expiration of the Offer (as extended in accordance with the Merger Agreement), any waiting period (and any extensions thereof) and any approvals or clearances applicable to the consummation of the transactions contemplated by the Merger Agreement in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 have expired or been terminated or obtained, as applicable; and (iii) none of the following events shall have occurred and be continuing: (a) there is pending any suit, action or proceeding by a governmental body (i) seeking to prohibit or impose any material limitations on Parent’s or Purchaser’s ownership or operation of all or any material portion of their or the Company’s businesses or assets, taken as a whole, or to compel Parent or Purchaser to dispose of or hold separate any material portion of the business or assets of the Company or Parent, (ii) seeking to prohibit or make illegal the making or consummation of the Offer or the Merger, (iii) seeking to impose material limitations on the ability of Purchaser, or render Purchaser unable, to accept for payment, pay for or purchase Shares in accordance with the Offer or the Merger such that the Minimum Condition would fail to be satisfied or (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares; (b) there is any statute, rule, regulation, judgment, order or injunction enforced, by or on behalf of a governmental body, to the Offer, the Merger or any other transaction contemplated by the Merger Agreement, or any other action will be taken by any governmental body, that is reasonably expected to result, directly or indirectly, in any of the consequences referenced in clauses (i) through (iv) of (a) above; (c) subject to certain qualifications, the accuracy of representations and warranties of the Company under the Merger Agreement, (d) the performance and compliance in all material respects by the Company of its obligations under the Merger Agreement; (e) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement); (f) the delivery by the Company to Parent of a certificate signed by an authorized officer of the Company certifying as to the satisfaction of certain closing conditions by Company. The Minimum Condition may not be waived by Parent or Purchaser without the prior written consent of the Company.

Consummation of the Merger is subject to certain conditions, including: (i) no order, injunction or decree issued by any court or other governmental body, and no statute, rule, regulation, order, injunction, or decree will have been enacted, entered, promulgated, or enforced (and continue to be in effect) by any governmental body that prohibits, enjoins, restricts, prevents or makes illegal the consummation of the transactions contemplated by the Merger Agreement; and (ii) Purchaser has irrevocably accepted for purchase the Shares validly tendered (and not validly withdrawn) pursuant to the Offer.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries to the Effective Time.

The Merger Agreement also includes covenants requiring the Company not to (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiry with respect to, or the making, submission or announcement of any alternative acquisition proposal, (ii) enter into, continue or engage in negotiations with any person (other than Parent or Purchaser, or any of their designees) with respect to any alternative acquisition proposal or any inquiry or proposal that could reasonably be expected to lead to an alternative acquisition proposal, (iii) provide any non-public information or access to any person (other than Parent or Purchaser, or any of their designees) in connection with any alternative acquisition proposal or any inquiry or proposal that could reasonably be expected to lead to an alternative acquisition proposal, (iv) approve, endorse or recommend any alternative acquisition proposal, or any person becoming an “interested stockholder” of the Company as defined in Section 203 of the DGCL, (v) enter into any letter of intent or agreement in principle or any agreement providing for any alternative acquisition proposal (except for confidentiality agreements permitted under the Merger Agreement) or (vi) to resolve to do or agree or publicly announce an intention to do any of the foregoing.

Notwithstanding these restrictions, the Company may under certain circumstances provide information to and engage in discussions or negotiations with third parties with respect to a bona fide acquisition proposal that Company’s Board of Directors (the “Company Board”) determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, constitutes a Superior Proposal (as defined in the Merger Agreement). In addition, the Company Board is permitted, subject to the terms and conditions set forth in the Merger Agreement, to make a Change of Board Recommendation (as defined in the Merger Agreement) following (i) receipt of a Superior Proposal that did not result from a material breach of the non-solicitation covenants in the Merger Agreement, or (ii) in response to an Intervening Event (as defined in the Merger Agreement), in each case, if the Company Board concludes in good faith, after consultation with outside counsel and its financial advisors, that failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law and subject to certain matching rights in favor of Parent.

The Merger Agreement contains certain termination rights for each of the Company and Parent. Upon termination of the Merger Agreement by the Company in accordance with its terms, under certain circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $16.15 million, including if the Merger Agreement is terminated due to (i) the Company Board accepting a Superior Proposal or (ii) the Company Board or any committee thereof effecting a Change of Board Recommendation. This termination fee will also be payable by the Company if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal is publicly disclosed and not publicly withdrawn and the Company enters into an Alternate Acquisition Agreement within 12 months of such termination and such Acquisition Proposal is subsequently consummated. Additionally, upon termination of the Merger Agreement by Parent in accordance with its terms, under certain circumstances, Parent will be required to pay the Company a termination fee in an amount equal to $22.64 million, including if the Company has satisfied the closing conditions required under the Merger Agreement and Parent and Purchaser fail to consummate the closing of the transactions contemplated by the Merger Agreement. In addition, in the event that the Merger Agreement is terminated by either Parent or the Company due to a failure to reach the Minimum Condition in the Offer, the Company will pay to Parent a reimbursement payment for fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby in an amount not to exceed $3.5 million.

Concurrently with the execution of the Merger Agreement, each of GPC WH Fund LP and Patient Square Equity Partners, LP (together, the “Guarantors”) entered into a limited guarantee (together, the “Limited Guarantees”) in favor of the Company, pursuant to which the Guarantors have each provided a limited guarantee with respect to the payment of their pro rata portion of the termination fee payable by Parent, as well as certain reimbursement and indemnity obligations that may be owed by Parent pursuant to the Merger Agreement, in each case, subject to the terms of the Merger Agreement and of such Limited Guarantee.

Concurrently with the execution of the Merger Agreement, each of the Guarantors entered into an equity commitment letter (together, the “Equity Commitment Letters”) with Parent, pursuant to which the Guarantors agreed to provide equity commitments to Parent in an aggregate amount of $496.0 million to finance the transactions contemplated by the Merger Agreement and to pay related fees and expenses.

Concurrently with the execution of the Merger Agreement, Parent entered into a debt commitment letter dated June 23, 2022 (the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions set forth therein, the commitment party thereto committed to provide to Parent, at the Effective Time, debt financing in an aggregate principal amount of $350.0 million to finance the transactions contemplated by the Merger Agreement and to pay related fees and expenses.

The aggregate proceeds of equity commitments and debt financing are expected to be sufficient for Parent to pay the aggregate Cash Consideration in respect of the Shares validly tendered and accepted in the Offer, to repay the Company’s existing indebtedness that will not remain outstanding and to pay any fees and expenses of or payable by Parent, Purchaser or the Company in connection with the foregoing. The funding of such debt and equity commitments is subject to the satisfaction of customary closing conditions.

Pursuant to the Merger Agreement, the Company expects the tender offer materials in respect of the Offer to be filed with the Securities and Exchange Commission (the “SEC”) approximately 15 business days following the date of the Merger Agreement. Subject to satisfaction of the conditions to the consummation of the Offer and the Merger, the Company expects the closing of the transactions contemplated by the Merger Agreement to occur in the third quarter of 2022.

Contingent Value Right Agreement

Prior to consummation of the Merger, Parent will enter into the CVR Agreement with the Rights Agent, which will govern the terms of the CVR portion of the Offer Price and Merger Consideration. Each CVR represents the right to receive a contingent payment of $1.00 in cash, without interest, upon the achievement of the sum of (A) cumulative net sales of TYMLOS in the United States and (B) either (i) royalty payments based on sales of TYMLOS in Japan or (ii), if and at such time that no such royalty payments are owed, supply payments based on the supply of TYMLOS for sale in Japan that together exceed $300 million during any consecutive 12-month period beginning on the date of the CVR Agreement and ending on or prior to December 31, 2025.

The right to the CVR portion of the merger consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

Additional Information

The foregoing descriptions of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby do not purport to be complete, and are subject to, and qualified in its entirety by reference to, the full text of the each agreement, which are attached as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. It is not intended to provide any factual information about the Company, Parent or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specified dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders. The Company’s stockholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the Company’s stockholders’ right to receive the Merger Consideration and the right of the holders of Company Stock Options and Company Equity Awards to receive the consideration pursuant to the Merger Agreement and to seek specific performance or damages with respect to those rights, and the provisions of Section 6.6 of the Merger Agreement relating to indemnification) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

A copy of the press release announcing the proposed Offer is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including the ability of the parties to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction and statements about potential benefits of the transaction for the Company. These statements are neither promises nor guarantees, and are subject to known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of the Company’s shares will be tendered in the tender offer; the possibility that various conditions to the consummation of the offer and the merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement and the impact of the announcement and pendency of the transactions on the Company’s business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; the risks related to non-achievement of the CVR milestone and that holders of the CVRs will not receive payments in respect of the CVRs; the adverse impact the ongoing COVID-19 pandemic is having and is expected to continue to have on the Company’s business, financial condition and results of operations, including our commercial operations and sales, clinical trials, preclinical studies, and employees; quarterly fluctuation in our financial results; the Company’s dependence on the success of TYMLOS, and the Company’s inability to ensure that TYMLOS will obtain regulatory approval outside the U.S. or be successfully commercialized in any market in which it is approved; risks related to manufacturing, supply and distribution; and the risk of litigation or other challenges regarding our intellectual property rights. These and other important risks and uncertainties discussed in the Company’s filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2021, and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. The Company does not give any assurance that it will achieve its expectations.

Additional Information and Where to Find It

The Offer for the outstanding Shares referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Parent and Purchaser will file with the SEC, upon the commencement of the Offer. At the time the Offer is commenced, Parent and its acquisition subsidiary will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. Holders of Shares can obtain these documents free of charge when they are filed from the SEC’s website at www.sec.gov or on the Company’s website at www.radiuspharm.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of June 23, 2022, by and among the Company, Ginger Acquisition, Inc. and Ginger Merger Sub, Inc.

10.1	Form of Contingent Value Rights Agreement to be entered into between Ginger Acquisition, Inc. and a Rights Agent

99.1	Press Release, dated as of June 23, 2022

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: June 23, 2022	By:	/s/ G. Kelly Martin
	Name:	G. Kelly Martin
	Title:	Chief Executive Officer